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                                                                    EXHIBIT 8.02

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                             _________________, 1999

Board of Directors
Envoy Corporation
15 Century Boulevard
Two Lakeview Place
Nashville, Tennessee 37214


         Re: Envoy Corporation and Quintiles Transnational Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to ENVOY Corporation, a Tennessee corporation ("ENVOY"), in connection with a proposed reorganization (the "Merger") to be effected through a merger of QELS Corp., a Tennessee corporation ("Merger Sub") and newly formed, wholly owned subsidiary of Quintiles Transnational Corp., a North Carolina corporation ("Quintiles"), with ENVOY being the surviving corporation, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger among Quintiles, Merger Sub and ENVOY dated as of December 15, 1998 (the "Merger Agreement"), and as described in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on February 17, 1999 (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). In connection with this opinion, we have examined and are familiar with originals or copies of (i) the Merger Agreement, (ii) the facts set forth in the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. This opinion is subject to certain factual assumptions and representations certified by authorized representatives of ENVOY, Quintiles, and Merger Sub.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Material Federal Income Tax Considerations," subject to the conditions and limitations set forth therein, sets forth the material federal income tax consequences of the Merger generally applicable to ENVOY and its shareholders. The opinions expressed herein are expressly premised and conditioned upon the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement. Our opinions are also based upon the application of existing law for the instant transaction. You should note that future legislative changes, administrative pronouncements and judicial decisions could materially alter the conclusions reached herein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service or by the courts. Furthermore, this opinion does not apply to particular


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Board of Directors
Envoy Corporation
___________, 1999
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types of shareholders subject to special tax treatment under federal income tax laws (including, without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons whose shares of ENVOY capital stock were acquired pursuant to the exercise of employee stock options or otherwise as compensation, persons subject to the alternative minimum tax and persons in whose hands the ENVOY capital stock does not represent a capital asset). This opinion does not address any foreign, state or local tax consequences of the Merger that may be applicable or the effect of any federal tax laws other than the federal income tax laws.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

         We have rendered the foregoing opinion for the sole benefit and use of ENVOY, its board of directors and the shareholders of ENVOY; the views herein may not be relied upon or furnished to any other person without our prior written consent.

                                        Sincerely,



                                        Bass, Berry & Sims PLC